UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9,
2005

QUALITY DINING, INC.
---------------------------------------------------------
Exact name of registrant as specified in its charter)


Indiana                    000-23420               35-1804902
 (State or other          (Commission             (IRS Employer
jurisdiction of           File Number)       Identification No.)
  incorporation)

4220 Edison Lakes Parkway
Mishawaka, Indiana      46545
----------------------------------------------------
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:
(574)  271-4600

N/A
------------------------------------------------------------
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  X Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  Other Events


     On February 9, 2005, Quality Dining, Inc. issued a press release announcing the dismissal of the purported stockholder class action lawsuit. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 9.01.  Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.         Description

99.1            Press  Release dated February 9, 2005 of  Quality
                Dining, Inc.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: February 9, 2005

                          QUALITY DINING, INC.


                          /s/John C. Firth
                         ---------------------------------
                            By:John C. Firth
                              Executive Vice President and
                              General Counsel




INDEX TO EXHIBITS

Exhibit No.         Description

99.1            Press  Release dated February 9, 2005 of  Quality
                Dining, Inc.

FOR IMMEDIATE RELEASE

Contact:  John C. Firth
Executive Vice President and General Counsel
(574) 243-6616


QUALITY DINING ANNOUNCES DISMISSAL OF LAWSUIT

MISHAWAKA,  Ind.  (February  9, 2005)  -  Quality  Dining,  Inc.
(NASDAQ/NM:QDIN) today announced that the St. Joseph County Superior Court has granted the Company's motion to dismiss the purported stockholder class action lawsuit previously filed against Quality Dining, Inc., its directors and two of its officers entitled Bruce Alan Crown Grantors Trust vs. Quality Dining, Inc., et al, Cause No. 71 D04 0406 PL 299. Commenting on the court's ruling, John C. Firth, Executive Vice President and General Counsel said "Quality Dining is pleased with the court's ruling which dismissed all counts of the plaintiff's complaint. As the court noted, the proposed transaction is subject to the approval of a majority of our shareholders and we have always believed that this matter should properly be decided by our shareholders."

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares, nor is it a solicitation of a proxy to vote in connection with the transaction. For more detailed information about the proposed transaction, interested parties should read the definitive merger agreement that was filed as an attachment to a Form 8-K filed with the Securities and Exchange Commission ("SEC") on November 10, 2004. In addition, Quality Dining plans to file with the SEC and mail to its shareholders a proxy statement containing information about the proposed transaction, in connection with a special meeting of Quality Dining's shareholders that will be held to consider and vote upon the proposed transaction. Investors and shareholders of Quality Dining are advised to read the definitive merger agreement and the proxy statement carefully because they contain important information about the proposed transaction, the persons soliciting proxies related thereto, their interests in the proposed transaction and related matters. Investors and shareholders may obtain free copies of the proxy statement and other documents filed by Quality Dining (when available) at the SEC's website at www.sec.gov. Free copies of the proxy statement will also be available to investors and shareholders from Quality Dining by directing such requests to the attention of John C. Firth, Secretary, Quality Dining, Inc., 4220 Edison Lakes Parkway, Mishawaka, Indiana 46545, 574-271-4600.
Quality Dining, Mr. Fitzpatrick and the members of his group, and the other directors and executive officers of Quality Dining, may be deemed to be participants in the solicitation of proxies from Quality Dining's shareholders with respect to the proposed transaction. Information regarding the directors and executive officers of Quality Dining is included in Quality Dining's Form 10-K for the fiscal year ended October 26, 2003 and in its proxy statement relating to its 2004 annual meeting of shareholders.
In addition, information regarding the interests of participants in the solicitation will be set forth in the proxy statement filed with the SEC in connection with the proposed transaction.

Quality Dining owns the Grady's American Grill (R), Papa Vino's Italian Kitchen(TM) and Spageddies Italian Kitchen(TM) concepts and operates Burger King(R) restaurants and Chili's Grill & Bar(R) restaurants as a franchisee. As of February 9, 2005, the Company operates 123 Burger King restaurants, 39 Chili's Grill & Bar restaurants, two Grady's American Grill restaurants, six Papa Vino's Italian Kitchen(TM) restaurants, three Spageddies Italian Kitchen restaurants and one Porterhouse Steaks and Seafood(TM) restaurant.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that the Company will actually achieve the plans, intentions and expectations discussed in these forward-looking statements. Actual results may differ materially. Among the risks and uncertainties that could cause actual results to differ materially are the following: the availability and cost of capital to the Company; the ability of the Company to develop and operate its restaurants; the ability of the Company to sustain sales and margins in the increasingly competitive environment; the hiring, training and retention of skilled corporate and restaurant management and other restaurant personnel; the integration and assimilation of acquired concepts; the overall success of the Company's franchisors; the ability to obtain the necessary government approvals and third-party consents; changes in governmental regulations, including increases in the minimum wage; the results of pending litigation; and weather and other acts of God. The Company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise. Quality Dining is not responsible for changes made to this document by wire services or Internet services.